Boston
       EquiServe

                                     REGISTRAR,

                       TRANSFER AGENCY AND SERVICE AGREEMENT

                                      BETWEEN

                       BEA STRATEGIC GLOBAL INCOME FUND, INC.

                                        AND

                                  BANKBOSTON, N.A.

                                 TABLE OF CONTENTS

                                                                                                               PAGE
Article 1.            Terms of Appointment; Duties of the Bank....................................................1

Article 2.            Fees and Expenses...........................................................................3

Article 3.            Representations and Warranties of the Bank..................................................4

Article 4.            Representations and Warranties of the Fund..................................................4

Article 5.            Data Access and Proprietary Information.....................................................5

Article 6.            Indemnification.............................................................................7

Article 7.            Standard of Care............................................................................9

Article 8.            Covenants of the Fund and the Bank.........................................................10

Article 9.            Termination of Agreement...................................................................11

Article 10.           Assignment.................................................................................11

Article 11.           Amendment..................................................................................12

Article 12.           Massachusetts Law to Apply.................................................................12

Article 13.           Force Majeure..............................................................................12

Article 14.           Consequential Damages......................................................................13

Article 15.           Merger of Agreement........................................................................13

Article 16.           Survival...................................................................................13

Article 17.           Severability...............................................................................13

Article 18.           Counterparts...............................................................................13


                                        (i)

                  REGISTRAR, TRANSFER AGENCY AND SERVICE AGREEMENT

     This Transfer Agency and Stock Transfer Services Agreement (the "Agreement"), dated as of October 26, 1998, or upon commencement of services described below as soon as is practical following October 26, 1998, is between BEA Strategic Global Income Fund, Inc., a Maryland corporation (the "Fund") and BankBoston, N.A. (the "Bank"), a national banking association.

     WHEREAS, the Fund desires to appoint the Bank as its registrar, transfer agent, dividend disbursing agent and agent in connection with certain other activities and the Bank desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                     ARTICLE 1.
                      TERMS OF APPOINTMENT; DUTIES OF THE BANK

          1.01. Subject to the terms and conditions set forth in this Agreement the Fund hereby employs and appoints the Bank to act as, and the Bank agrees to act as registrar, transfer agent for the Funds authorized and issued shares of its common stock ("Shares"), dividend disbursing agent and agent in connection with any dividend reinvestment plan as set out in the prospectus of the Fund, corresponding to the date of this Agreement.

          1.02. The Bank agrees that it will perform the following services:

                 (a) In accordance with procedures established from time to time by agreement between the Fund and the Bank, the Bank shall:

                       (i) Issue and record the appropriate number of Shares as authorized and hold such Shares in the appropriate Shareholder account;

                       (ii) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

                       (iii) Prepare and transmit payments for dividends and distributions declared by the Fund;

                       (iv) Act as agent for Shareholders pursuant to the dividend reinvestment and cash purchase plan of the Fund as amended from time to time;

                       (v) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity.

                 (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform all of the customary services of a registrar, transfer agent, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described in Article 1 consistent with those requirements in effect as of the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, and mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all registered Shareholders.

                 (c) The Bank shall provide additional services on behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

                                     ARTICLE 2.
                                 FEES AND EXPENSES

          2.01. For the performance by the Bank pursuant to this Agreement, the Fund agrees to pay the Bank an annual maintenance fee as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

          2.02. In addition to the fee paid under Section 2.01 above, the Fund agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund.

          2.03. The Fund agrees to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage and the cost of materials for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

                                     ARTICLE 3.
                     REPRESENTATIONS AND WARRANTIES OF THE BANK

          The Bank represents and warrants to the Fund that:

          3.01. It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

          3.02. It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

          3.03. It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

          3.04. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

          3.05. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

                                     ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF THE FUND

          The Fund represents and warrants to the Bank that:

          4.01. It is a corporation duly organized and existing and in good standing under the laws of Maryland.

          4.02. It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

          4.03. All corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

          4.04. It is a closed-end, diversified investment company registered under the Investment Company Act of 1940, as amended.

          4.05. To the extent required by federal securities laws a registration statement under the Securities Act of 1933, as amended is currently or will be effective and appropriate state securities law filings have been made with respect to all Shares of the Fund being offered for sale by the Fund; information to the contrary will result in immediate notification to the Bank.

          4.06. It shall make all required filings under federal and state securities laws.

                                     ARTICLE 5.
                      DATA ACCESS AND PROPRIETARY INFORMATION

          5.01. The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and other proprietary information furnished to the Fund by the Bank are provided solely in connection with the services rendered under this Agreement and constitute copyrighted trade secrets or proprietary information of substantial value to the Bank. Such databases, programs, formats, designs and techniques are collectively referred to below as "Proprietary

Information." The Fund agrees that it shall treat all Proprietary information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as expressly permitted hereunder. The Fund agrees for itself and its employees and agents:

                 (a) to use such programs and databases (i) solely on the Fund computers, or (i) solely from equipment at the locations agreed to between the Fund and the Bank and (ii) in accordance with the Banks applicable user documentation;

                 (b) to refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Funds' computers) any part of any Proprietary Information;

                 (c) to refrain from obtaining unauthorized access to any programs, data or other information not owned by the Fund, and if such access is accidentally obtained, to respect and safeguard the same Proprietary Information;

                 (d) to refrain from causing or allowing proprietary information transmitted from the Banks computer to the Funds' terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Bank, (such permission not to be unreasonably withheld);

                 (e) that the Fund shall have access only to those authorized transactions as agreed to between the Fund and the Bank; and

                 (f) to honor reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in

Proprietary Information at common law and under applicable statues.

          5.02. If the transactions available to the Fund include the ability to originate electric instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

                                     ARTICLE 6.
                                  INDEMNIFICATION

          6.01. The Bank shall not be responsible for, and the Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                 (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                 (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

                 (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent registrar.

                 (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund.

                 (e) The offer or sale of Shares in violation of any federal or state securities laws requiring that such shares be registered or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares; and

          6.02. At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

          6.03.  In order that the indemnification provisions contained in this
Article 6 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Bank, the Bank shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Bank except with the Fund's prior written consent.

                                     ARTICLE 7.
                                  STANDARD OF CARE

          7.01. The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct of that of its employees.

                                     ARTICLE 8.
                         COVENANTS OF THE FUND AND THE BANK

          8.01.  The Fund shall promptly furnish to the Bank the following:

                 (a) A certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                 (b) A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

          8.02. The Bank hereby agrees to establish and maintain facilities and Procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

          8.03. The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

          8.04. The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

          8.05. In cases of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

                                     ARTICLE 9.
                              TERMINATION OF AGREEMENT

          9.01.  This Agreement may be terminated by either party upon ninety
(90) days written notice to the other.

          9.02. Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) month's fees.

                                    ARTICLE 10.
                                     ASSIGNMENT

          10.01. Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

          10.02. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

          10.03. The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston EquiServe Limited Partnership, a Delaware limited partnership ("Boston EquiServe"), which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934 ("Section 17A(c)(2)"), or (ii) a Boston EquiServe affiliate duly registered as a transfer agent pursuant to Section 17A(c)(2), provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

                                    ARTICLE 11.
                                     AMENDMENT

          11.01. This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.

                                    ARTICLE 12.
                             MASSACHUSETTS LAW TO APPLY

          12.01. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

                                    ARTICLE 13.
                                   FORCE MAJEURE

          13.01. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

                                    ARTICLE 14.
                               CONSEQUENTIAL DAMAGES

          14.01. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

                                    ARTICLE 15.
                                MERGER OF AGREEMENT

          15.01. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

                                    ARTICLE 16.
                                      SURVIVAL

          16.01. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

                                    ARTICLE 17.
                                    SEVERABILITY

          17.01. If any provision or provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

                                   ARTICLE 18.
                                  COUNTERPARTS

          18.01. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                   BEA STRATEGIC GLOBAL INCOME FUND, INC.

                                   BY: /s/ Michael A. Pignataro
                                       ----------------------------------
                                                 Michael A. Pignataro
                                                 Secretary




                                   BANKBOSTON, N.A.

                                   BY: /s/ Joseph F. Idzal
                                       ----------------------------------
                                                 Joseph F. Idzal
                                                 Vice President

                              FEE AND SERVICE SCHEDULE
                                        FOR
                       BEA STRATEGIC GLOBAL INCOME FUND, INC.
================================================================================
             STANDARD TRANSFER AGENT AND REGISTRAR FEES AND SERVICES

TERM

The term of this Fee and Service Schedule shall be for a period of three (3) years, commencing from October 26, 1998, the effective date of this Fee and Service Schedule (the "Initial Term").

After the Initial Term, this Fee and Service Schedule shall be self renewing, and providing that the service mix and volumes remain constant, the fees listed below shall be increased by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor. Fees will be increased on this basis on each successive contract anniversary thereafter.

Notwithstanding the paragraphs above, the fees and services may be changed from time to time as agreed upon in writing by both parties.

FEES AND SERVICES

TRANSFER AGENT AND REGISTRAR FEE
$1,500.00    Per Month - Includes the standard Transfer Agent and Registrar services as stated in the following sections:

     ADMINISTRATIVE SERVICES
     -    Annual administrative services as Transfer Agent and Registrar
     -    Assignment of Account Administrator
     - Remote inquiry access to Fund records via PC or terminal with telecommunication software

     ACCOUNT MAINTENANCE
     - Maintaining up to 2,500 record shareholder accounts per year, additional shareholder accounts to be billed at $7.00 each per year, to include the following services:
          -    Processing of new shareholder accounts
          -    Posting and acknowledging address changes
          -    Processing other routine file maintenance adjustments
          - Posting all transactions, including debit and credit certificates to the stockholder file

                              FEE AND SERVICE SCHEDULE
                                        FOR
                       BEA STRATEGIC GLOBAL INCOME FUND, INC.
================================================================================

          - Researching and responding to all registered shareholder inquiries, telephone inquiries via toll-free number (line usage charges billed as incurred)
          -    Confirmations of purchases and sales of shares of the Fund
          -    Maintaining shareholder mailing database

     CERTIFICATE ISSUANCE
     - Issuance, cancellation and registration of certificates to include the following services:
          -    Production and mailing of daily transfer reports
          - Processing of all legal transfers including New York window and mail items
          -    Combining certificates into large and/or smaller denominations
          -    Processing Indemnity Bonds
          -    Replacing lost certificates
          -    Placing, maintaining and removing stop-transfer notations

     ANNUAL MEETING SERVICES
     -    Preparing a full stockholder list as of the Annual Meeting Record Date
     -    Printing and addressing proxy cards for all registered shareholders
     - Enclosing and mailing proxy card, proxy statement, return envelope and Annual Report to all registered shareholders
     -    Receiving, opening and examining returned proxies
     -    Writing in connection with unsigned or improperly executed proxies
     - Tabulating returned proxies; up to five (5) proposals, additional billed at $0.03 per proposal per shareholder
     -    Provide on-line access to proxy vote status
     - Attending Annual Meeting as Inspector of Election (Travel expenses billed as incurred)
     - Preparing a final Annual Meeting List reflecting how each account has voted on each proposal
     -    Interfacing with outside proxy solicitor

     MAILING AND REPORTING SERVICES
     - Addressing, enclosing and mailing to registered shareholders company-provided Semi-Annual Reports, 2 times per annum
     - Preparing eight (8) standard reports at the company's discretion per annum

                              FEE AND SERVICE SCHEDULE
                                        FOR
                       BEA STRATEGIC GLOBAL INCOME FUND, INC.
================================================================================
     - Prepare and mail account statements to shareholders, twelve times per annum,
     - Coding "multiple" accounts at a single household to suppress duplicate mailings of reports.

     ABANDONED PROPERTY REPORTING SERVICES
     - Preparing Abandoned Property Reports, one (1) per annum to all 50 states
     - Preparing a set of labels, one (1) per annum to perform Due Diligence mailing

DIVIDEND SERVICES
As Dividend Disbursing Agent and Paying Agent (checks to be drawn on BankBoston, N.A. and funding must be received via Federal Funds Wire or BankBoston Demand Deposit Account debit on the mail date), BankBoston will perform the following dividend related services:

- Preparing and mailing monthly dividends (check includes address change feature) with an additional enclosure with each dividend check
-    Preparing a hardcopy dividend list as of each dividend record date
- Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each stockholder
- Preparing and filing State Information Returns of dividends paid in a year to stockholders resident within such state
- Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens
-    Replacing lost dividend checks
-    Providing photocopies of canceled checks when requested
-    Reconciling paid and outstanding checks
- Coding "undeliverable" accounts to suppress mailing dividend checks to same, per SEC regulations
- Processing and recordkeeping of accumulated uncashed dividends
-    Furnishing requested dividend information to stockholders
- Performing the duties as required by the Interest and Dividend Tax Compliance Act of 1983
-    Direct deposit of dividends via ACH

DIVIDEND REINVESTMENT SERVICES
- Monthly Reinvestment and/or cash investment transactions of Dividend Reinvestment Plan (DRP) participant accounts

                              FEE AND SERVICE SCHEDULE
                                        FOR
                       BEA STRATEGIC GLOBAL INCOME FUND, INC.
================================================================================

- Preparing and mailing a monthly dividend reinvestment detailed statement with an additional enclosure to each DRP participant
- Preparing and mailing a monthly cash investment detailed statement with an additional enclosure to each DRP participant
-    Maintaining DRP accounts and establishing new participant accounts
-    Processing termination/sale requests
-    Processing withdrawal requests
-    Supplying summary reports for each reinvestment/investment to Company
-    Certificate safekeeping
-    Handling shareholder inquiries concerning the DRP
     - Preparing and mailing Form 1099, Form 1042, and Form 1099B to participants and related filings with the IRS
     -    Preparing a Dividend
          Reinvestment Journal, 12 per annum

ITEMS NOT COVERED

ADDITIONAL SERVICES
Items not included in the fees and services set forth in this Fee and Service
Schedule including, but not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, or any services associated with a special project are to be billed separately, on an appraisal basis.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Fee and Service Schedule shall not be a part of the Standard Services and shall be billed by appraisal. All additional services not specifically covered under this Fee and Service Schedule will be billed by appraisal, as applicable.

OUT OF POCKET EXPENSES
All direct out-of-pocket expenses will be billed as incurred. A list of applicable out-of-pocket expenses is attached as Exhibit A.

ACCEPTANCE
In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

                              FEE AND SERVICE SCHEDULE
                                        FOR
                       BEA STRATEGIC GLOBAL INCOME FUND, INC.
================================================================================

Submitted by BankBoston, N.A.                  Accepted by BEA Strategic Global
                                                        Income Fund, Inc.

By: /s/ (illegible)                         By: /s/ Michael A. Pignataro
    -------------------------------             -------------------------------

Title:     Vice President                   Title:     Secretary
       ----------------------------                 ---------------------------


Date:      8/26/98                           Date:      11/9/98
       ----------------------------                 ---------------------------

THIS FEE AND SERVICE SCHEDULE SHALL SERVE AS AN ATTACHMENT TO A TRANSFER AGENCY AND STOCK TRANSFER SERVICES AGREEMENT TO BE AGREED UPON BY THE PARTIES.

                              FEE AND SERVICE SCHEDULE
                                        FOR
                       BEA STRATEGIC GLOBAL INCOME FUND, INC.
================================================================================

                                     EXHIBIT A

                               OUT OF POCKET EXPENSES

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this Fee and Service Schedule and are billable as incurred.

POSTAGE (Outgoing and Business Reply)
ENVELOPES
LABELS
FORMS AND STATIONERY
INSURANCE PREMIUMS (Mailing certificates)
DELIVERY AND FREIGHT CHARGES (including overnight delivery; Airborne Express,
          FedEx, etc.)
TYPESETTING  (proxy cards, dividend reinvestment enrollment cards, due diligence mailings, ACH enrollment cards, etc.)
PRINTING  (proxy cards, dividend reinvestment cards, etc.)
DESTRUCTION OF EXCESS/OBSOLETE MATERIAL
DTC TRADE TRANSACTIONS EXPENSES (Treasury buybacks, DR trades, etc.)
CUSTODY SETTLEMENT CHARGES
TOLL FREE TELEPHONE USAGE AND LINE EXPENSES


PLEASE NOTE:
Other out of pocket expenses could be incurred depending on the services utilized.

Good funds to cover postage expenses in excess of $5,000 for shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

SKU numbers are required on all material received for mailing. A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, dividend enclosures and news releases. Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mail date is rescheduled.




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